State Street Institutional Investment Trust

100 Huntington Avenue

CPH0326

Boston, MA 02116

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

June 19, 2014

Ladies and Gentlemen:

Reference is made to the Amended and Restated Custodian Agreement between us dated February 14, 2001 (the “Custody Agreement”).

Pursuant to the Custody Agreement, this letter is to provide notice of the creation of additional series of the State Street Institutional Investment Trust (the “Trust”, and each new series thereof, a “New Fund”, and collectively, the “New Funds”):

• State Street Target Retirement Fund	• State Street Target Retirement 2060 Fund
• State Street Target Retirement 2015 Fund	• State Street Opportunistic Emerging Markets Fund
• State Street Target Retirement 2020 Fund	• State Street Clarion Global Real Estate Income Fund
• State Street Target Retirement 2025 Fund	• State Street Small Cap Emerging Markets Equity Fund
• State Street Target Retirement 2030 Fund	• State Street Clarion Global Infrastructure & MLP Fund
• State Street Target Retirement 2035 Fund	• State Street Global Equity ex-U.S. Index Portfolio
• State Street Target Retirement 2040 Fund	• State Street Aggregate Bond Index Portfolio
• State Street Target Retirement 2045 Fund	• State Street Strategic Real Return Portfolio
• State Street Target Retirement 2050 Fund	• State Street Equity 500 Index II Portfolio
• State Street Target Retirement 2055 Fund

We request that you act as the New Funds’ Custodian under the Custody Agreement. As compensation for such services, you shall be entitled to receive from each New Fund the annual fee reflected on the fee schedule to the Custody Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

State Street Institutional Investment Trust

By:	/s/ David James
David James, Secretary

Accepted:

State Street Bank and Trust Company

By:	/s/ Michael F. Rogers
Michael F. Rogers, Executive Vice President